UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 20, 2011 (May 17, 2011)
HEALTHCARE REALTY TRUST INCORPORATED

(Exact Name of Registrant as Specified in Charter)

MARYLAND	001-11852	62-1507028

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3310 West End Avenue, Suite 700, Nashville, Tennessee 37203

(Address of principal executive offices) (Zip Code)
(615) 269-8175

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
     The Company held its Annual Meeting of Shareholders on May 17, 2011. At the Annual Meeting, there were present in person or by proxy 64,838,955 shares of the Company’s common stock, representing approximately 93.64% of the total outstanding eligible votes. The proposals considered at the Annual Meeting were voted on as follows:
1. The following individuals were elected to serve as Class 3 directors for three-year terms or until their successors have been elected and take office.

	Votes For	Votes Withheld	Broker Non-Votes
David R. Emery	56,439,315	1,944,235	6,455,405
Batey M. Gresham, Jr.	56,498,263	1,885,287	6,455,405
Dan S. Wilford	57,111,321	1,272,229	6,455,405
     The following Class 1 and Class 2 directors continued in office following the meeting:

Term Expires
Charles Raymond Fernandez, M.D.	2012
Errol L. Biggs, Ph. D.	2012
Bruce D. Sullivan	2012
Edwin B. Morris, III	2013
John Knox Singleton	2013
Roger O. West	2013
2. The shareholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2011, by the following vote:

Votes Cast in Favor	Votes Cast Against	Abstentions	Broker Non-Votes
64,625,352	126,794	86,809	0
3. The shareholders approved, on a non-binding advisory basis, the Company’s compensation of its executive officers by the following vote:

Votes Cast in Favor	Votes Cast Against	Abstentions	Broker Non-Votes
38,827,995	19,355,139	201,216	6,454,605

4. The shareholders selected, on a non-binding advisory basis, a one-year frequency for non-binding advisory votes on executive compensation by the following vote:

Votes for 1 Year	Votes for 2 Years	Votes for 3 Years	Abstentions	Broker Non-Votes
47,095,207	358,783	10,784,689	144,871	6,455,405

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE REALTY TRUST INCORPORATED
By:	/s/ Scott W. Holmes
Scott W. Holmes
Executive Vice President and Chief Financial Officer
Date: May 20, 2011